UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, Morningstar, Inc.’s (Morningstar) shareholders approved the Morningstar, Inc. 2011 Stock Incentive Plan (the 2011 Plan), which had been previously approved by Morningstar’s Board of Directors, subject to shareholder approval. The 2011 Plan replaces the Morningstar, Inc. 2004 Stock Incentive Plan that was approved by shareholders on November 11, 2004.

The material terms of the 2011 Plan are outlined below and should be reviewed along with the full text of the 2011 Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein.

Eligible Participants

All officers, other employees, non-employee directors, and consultants or other independent contractors of Morningstar and its subsidiaries and persons expected to become the same are eligible to receive awards under the 2011 Plan. The Compensation Committee of the Board of Directors (Compensation Committee) will determine who participates in the 2011 Plan.

Award Types

Awards under the 2011 Plan include nonqualified and incentive stock options, stock-settled stock appreciation rights, restricted stock, unrestricted stock, restricted stock units and performance units, any or all of which may be made contingent upon the achievement of performance criteria.

Shares Authorized and Plan Limits

Subject to adjustment for stock splits and other changes in capitalization, (i) 5,000,000 shares of Morningstar common stock are available for awards granted under the 2011 Plan and (ii) the maximum number of shares of Morningstar common stock that may be issued pursuant to unrestricted stock awards during any fiscal year of the company is 2,000.  To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, (i) the maximum number of shares with respect to which options or stock appreciation rights or a combination thereof may be granted during any fiscal year of the company to any person is 200,000, (ii) the maximum number of shares with respect to which performance-based restricted stock or restricted stock units may be granted during any fiscal year of the company to any person is 200,000, and (iii) the maximum amount that may be payable with respect to performance units granted during any fiscal year of the company to any person is $2.5 million.

Administration

The Compensation Committee, which is made up entirely of independent directors, is responsible for interpreting, construing and administering the 2011 Plan.  The Compensation Committee has the authority to determine the participants in the 2011 Plan, the form, amount and timing of any awards (subject to 2011 Plan limits), the performance measures, if any, and all other terms and conditions pertaining to any award.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar held its Annual Shareholders’ Meeting on May 17, 2011, for the purpose of electing directors, approving the 2011 Plan, approving Morningstar’s executive compensation, voting on the frequency of votes on executive compensation, and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2011.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	46,311,654	208,958	5,625	2,522,034
Don Phillips	46,489,672	31,013	5,552	2,522,034
Cheryl Francis	46,380,469	139,062	6,706	2,522,034
Steve Kaplan	46,360,059	159,729	6,449	2,522,034
Bill Lyons	46,281,383	238,099	6,755	2,522,034
Jack Noonan	46,412,050	107,892	6,295	2,522,034
Paul Sturm	45,722,016	797,772	6,449	2,522,034
Hugh Zentmyer	46,497,053	22,429	6,755	2,522,034

The 2011 Plan was approved with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,068,532	10,226,004	2,231,701	2,522,034

Morningstar’s executive compensation was approved with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,202,628	91,659	2,231,950	2,522,034

A frequency of every three years for future votes on executive compensation received the highest number of votes with the voting as follows:

Three Years	Two Years	One Year	Abstain
31,287,495	80,733	12,931,995	2,226,014

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2011 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,990,657	27,682	29,932	0

Item 8.01.  Other Events.

On May 17, 2011, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 5 cents per share payable July 29, 2011 to shareholders of record as of July 15, 2011.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

10.1	Morningstar, Inc. 2011 Stock Incentive Plan.
99.1	Press Release dated May 17, 2011 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 18, 2011	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Morningstar, Inc. 2011 Stock Incentive Plan.
99.1	Press Release dated May 17, 2011 regarding quarterly dividend.